EXHIBIT 32.1
Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002
By
Principal Executive Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings
Dated: November 10, 2010
I, Jeffrey A. Quiram, Chief Executive Officer of Superconductor Technologies Inc., hereby certify, to my knowledge, that:
1. the accompanying Quarterly Report on Form 10-Q of Superconductor Technologies Inc. for the three month period ended October 2, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.
IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ Jeffrey A. Quiram
Jeffrey A. Quiram
President and Chief Executive Officer